SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of April 23, 2010, by and between Intellect Neurosciences, Inc., a Delaware corporation (the “Company”), and the subscribers set forth on the signature pages affixed hereto (each a “Subscriber” collectively the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, for an aggregate of $2,320,000 (the “Purchase Price”), (i) $580,000 principal amount (“Principal Amount”) of secured  promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”), (ii) 58,000,000 shares of the Company’s Common Stock  at a per share price of $0.03, and (iii) share purchase warrants (the “Warrants”) in the forms attached hereto as Exhibits B-1, B-2 and B-3, to purchase shares of the Company’s Common Stock (the “Warrant Shares”) (the “Offering”).  The Notes, Common Stock, Warrants and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are collectively referred to herein as the “Securities.” The Purchase Price will be allocated by each Subscriber, among the components of the Securities so that each component of the Securities will be fully paid and non-assessable; and

WHEREAS, the aggregate proceeds of the sale of the Common Stock and Warrants contemplated hereby shall be held in escrow by Collateral Agents, LLC (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.  Closing.

(a)           Closing Date.  The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company.  The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Subscribers shall purchase and the Company shall sell to Subscribers the Securities as described in this Agreement.

2.     Closing Conditions.  The Closing hereunder is specifically conditional on the following conditions being met:

(A)         Dr. Chain will have entered into a new two year employment agreement with an annual salary of $250,000 and standard senior management benefits.  The employment agreement may include warrants to acquire up to 7% of the total outstanding shares, on a fully diluted basis subsequent to the Closing, at a price not less than $0.10 per share and the right to acquire up to an additional 7% of the total outstanding shares, on a fully diluted basis subsequent to the Closing pursuant to the employee stock option plan described in Section 2(C) below.

(B)       The Company will have terminated all employment contracts with management entered into prior to the date of this Agreement.

(C)       The Company’s existing 2006 Stock Option Plan will have been amended to provide that up to 160,000,000 shares of the Company’s common stock may be issued to employees, directors and consultants (including all options and warrants offered to Dr. Chain), at a price per share equal to the fair market value of the stock on each grant date, but not less than $0.05 per share.

(D)      The current holders of the Company’s debt and preferred stock securities shall have been given notice of this transaction and given the opportunity to participate in the Offering for at least $500,000 If they participate, their shares of the Company’s common stock acquired upon the conversion of their debt and preferred stock securities will not be subject to a lockup.

(E)       The Company shall not have had any Material Adverse Effect as defined below.

(F)       The Company shall deliver a certificate from its officer attesting that all the Closing Conditions have been met and Representation and Warranties herein are accurate and true as of the Closing Date.

The Company’s acceptance of the Purchase Price from Subscribers shall constitute a representation that the conditions described in this Section 2 have been satisfied.

3.1          Notes, Common Stock and Warrants.

(a)           Notes.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase from the Company, and the Company shall sell to each such Subscriber a Note in the Principal Amount set forth on Schedule I hereto for each such Subscriber’s Purchase Price indicated thereon.

(b)           Common Stock.  On the Closing Date, the Company will issue and deliver the Common Stock to the Subscribers as set forth on Schedule I at a per share purchase price of $0.03 per share (the “Share Purchase Price”).

(c)           Warrants.  On the Closing Date, the Company will issue and deliver the Class A Warrants, Class B Warrants and Class C Warrants to the Subscribers.  Thirty three (33) Class A Warrants, Class B Warrants and Class C Warrants to purchase one Warrant Share will be issued for each one dollar of Purchase Price as set forth on Schedule I.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.03, subject to reduction as described in the Warrants.  The Class A Warrants shall be exercisable until five years after the Closing Date.  The Class B Warrants shall be exercisable until nine months after the Closing Date.  The Class C Warrants shall only be exercisable if the Subscriber has already exercised the Class B Warrant and shall be exercisable until five years and nine months after the Closing Date.

(d)           Allocation of Purchase Price.  The Purchase Price will be allocated by each Subscriber, among the components of the Securities so that each component of the Securities will be fully paid and non-assessable.

3.2           Security Interest.  Subject to agreed upon exclusions, the Subscribers will be granted a security interest in the assets of the Company including ownership of the Subsidiaries, and in the assets of the Subsidiaries, which security interest will be memorialized in a “Security Agreement,” a form of which is annexed hereto as Exhibit D.  The Subsidiaries will guaranty the Company’s obligations under the Transaction Documents as defined in Section 5(c).  Such guaranties will be memorialized in a “Subsidiary Guaranty”, the form of which is annexed hereto as Exhibit E.  The Company will also execute all such documents reasonably necessary in the opinion of the Subscribers and Collateral Agent to memorialize and further protect the security interest described herein which will be prepared and filed at the Company’s expense with the jurisdictions, states and filing offices designated by the Subscribers and Collateral Agent.

4.  Subscriber Representations and Warranties.  Each Subscriber, for itself only, hereby represents and warrants to and agrees with the Company that:

(a)   Organization and Standing of the Subscriber.  Subscriber, to the extent applicable, is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)   Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate limited liability company, partnership, trust or other appropriate action, and no further consent or authorization of Subscriber or its Board of Directors or stockholders, members, partners or trustees, if applicable, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and when delivered by Subscriber and constitute, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)   No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which Subscriber is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber).  Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)   Information on Company.  Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-K for the fiscal year ended June 30, 2009 as filed with the Commission, together with all subsequently filed Forms 10-Q, Forms 8-K, and other reports and filings made with the Commission and made available at the EDGAR website (hereinafter referred to collectively as the “Reports”).  Subscriber has had an opportunity to ask questions and receive answers from representatives of the Company.  In addition, Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as Subscriber has requested in writing identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)   Information on Subscriber.  Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies traded on the Over-The-Counter Bulletin Board in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature pages hereto regarding Subscriber is accurate.

(f)    Purchase of Securities.  On the Closing Date, Subscriber will purchase its Securities for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)   Compliance with Securities Act.  Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities in accordance with applicable securities laws.

(h)   Shares Legend.  The Common Stock and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM DELIVERED TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS,  BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)    Warrants Legend.  The Warrants shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM DELIVERED TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS, BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)    Communication of Offer.  The offer to sell the Securities was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)   Restricted Securities.  Subscriber understands that the Securities have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)    No Governmental Review.  Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)  Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.  Subscriber understands and acknowledges that the Company is relying on the foregoing representations and warranties of Subscriber in conducting this offering of the Securities in reliance upon an exemption from registration under the 1933 Act;

(n)   Subscriber Lock-up.  Subscriber acknowledges that for six months from the Closing Date, subscriber will not sell any shares of the Company’s common stock for less than $0.06 and will not sell more than 5,000,000 shares of the Company’s common stock a month unless the sales of the Company’s common stock are made above $0.10 cents per share.  The Subscriber acknowledges that if the provision of this section are breached the Company may go to court to obtain an order allowing it to put a stop transfer on the Subscriber’s shares until the first anniversary of the Closing Date.

(o)   Survival.  The foregoing representations and warranties shall survive the Closing Date and expire one year after the Closing Date.

5. Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that:

(a)   Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b)   Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)   Authority; Enforceability.  This Agreement, the Common Stock, Warrants, Warrant Shares, the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)   Capitalization and Additional Issuances.  The authorized and outstanding capital stock of the Company, on a fully diluted basis, as of the Closing Date will be as set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock.

(e)   Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Subsidiaries, the OTC Bulletin Board (the “Bulletin Board”) or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors.  Other than the filing of reports on Form D with the Commission and with securities regulators in the states in which Securities are offered or sold, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Subsidiary of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)    No Violation or Conflict.  Assuming the representations and warranties of all of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)        violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Subsidiaries, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or to which any of the properties of the Company or any of its Subsidiaries is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Subsidiaries is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)       result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Subsidiaries except in favor of Subscribers as described herein; or

(iii)      except as disclosed in Schedule 5(f)(iii),  result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)     except as disclosed in Schedule 5(f)(iv), result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)   The Securities.  The Securities upon issuance:

(i)       are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws and the Subscriber lock-up restrictions in Section 4(n) of this Agreement;

(ii)       have been, or will be, duly and validly authorized and on the dates of issuance of the Warrant Shares upon exercise of the Warrants, such Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(iii)      will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(iv)     will not subject the holders thereof to personal liability by reason of being such holders; and

(v)      assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)   Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Subsidiaries that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.   There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Subsidiaries which litigation if adversely determined would have a Material Adverse Effect.

(i)    No Market Manipulation.  The Company and its Subsidiaries have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)    Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.  Since December 31, 2008 and except as modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs.  The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)   Solvency.  Except as disclosed on Schedule 5(k), based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets, after receipt of the aggregate Note Purchase Price and Share Purchase Price payable by the Subscribers pursuant to this Agreement, do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)    Defaults.  The Company is not in violation of its certificate of incorporation or bylaws.  he Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)  No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Subsidiaries will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)   No General Solicitation.  Neither the Company, nor any of its Subsidiaries, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)   No Undisclosed Liabilities.  Except as disclosed in the Reports, the Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since December 31, 2008, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)   No Undisclosed Events or Circumstances.  Since December 31, 2008, except as disclosed in the Reports or Other Written Information, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)   Dilution.  The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment after due consideration of the Company’s financial position and other options and resources available to the Company, that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(r)    No Disagreements with Accountants and Lawyers. Except as disclosed on Schedule 5( r), there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(s)   Investment Company.  Neither the Company nor any Subsidiary of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)    Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)   Reporting Company/Shell Company.  The Company is a publicly-held company that files periodic and other reports pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months with the exception of several reports on Form 8-K that were filed late.  As of the Closing Date, the Company is not a “shell company” but is a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(v)   Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol ILNS.OB.  The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation and (ii) the Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

(w)  DTC Status.  The Company’s transfer agent is a participant in, and the Company has made application to make the Common Stock eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(x) hereto.

(x)    Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(y)   Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.  Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.  A form of the legal opinion is annexed hereto as Exhibit F.  The Company will provide, at the Company's expense, to the Subscriber, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Warrant Shares pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration, subject to receiving from the Subscriber representations as are customarily provided in connection with such legal opinions.

7. Injunction Posting of Bond.  In the event a Subscriber shall elect to exercise a Warrant or part thereof in accordance with the terms of the Warrant, the Company may not refuse exercise based on any claim that Subscriber or any one associated or affiliated with Subscriber has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Subscriber, restraining and or enjoining exercise of all or part of such Warrant shall have been sought and obtained by the Company or the Company has posted a surety bond for the benefit of Subscriber in the amount of 120% of the aggregate purchase price of the Warrant Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.

8.  Subscriber’s Legal Fees. The Company shall pay to Grushko & Mittman, P.C. a cash fee of $50,000 and 2,166,667 shares of the Company’s common stock (“Subscriber Legal Fees”) as reimbursement for services rendered in connection with the transactions described in the Transaction Documents.  The Subscriber Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.  Grushko & Mittman, P.C. will be reimbursed at Closing for all lien searches, filing fees, and printing and shipping costs for the closing statements to be delivered to Subscribers.

9.  Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)   Stop Orders.  The Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)   Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Common Stock and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Warrants are outstanding or the Subscribers own any of the Common Stock.  The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

(c)   Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)   Filing Requirements.  From the date of this Agreement and until (i) all the Warrant Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) the Warrants are no longer outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act if its Common Stock is registered under Section 12(b) or 12(g) of the 1934 Act, (B) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements, and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Subscribers promptly after such filing.

(e)   Use of Proceeds.  The proceeds of the Offering will be employed by the Company substantially for the purposes set forth on Schedule 9(e) and the payment of legal fees described in Section 8 hereof.  Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.

(f)    Reservation.  Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 100% of the amount of Common Stock necessary to allow Subscribers to be able to exercise all the Class A Warrants.  The Company will undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 100% of the amount of Common Stock necessary to allow Subscribers to be able to exercise all the Warrants no later than May 3, 2010 (“Required Reservation”). The Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission or, if permissible, the circulation of a written consent to shareholders, not later than fifteen business days after the first day the Company has less than the Required Reservation.  The Company agrees to provide notice to the Subscribers not later than three business days after the date the Company has less than the Required Reservation reserved on behalf of the Subscriber.

(g)   DTC Program.  At all times that Common Stock are held by the Subscribers or the Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h)   Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(h)   Governmental Authorities.  From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(i)    Confidentiality/Public Announcement.  From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K or proxy statement and the registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission or state securities regulators regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by Subscribers or only to the extent required by law and then only upon not less than three business days prior notice to Subscribers

(j)    Non-Public Information.  The Company covenants and agrees that except for the Reports and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on Form 8-K, neither it nor any other person acting on its behalf will at any time provide Subscribers or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Subscribers shall have agreed in writing to accept such information.  The Company understands and confirms that Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(k)   Further Registration Statements.  Except for a registration statement filed exclusively on behalf of the Subscribers, the Company will not, without the consent of the Subscribers, file with the Commission or with state regulatory authorities any registration statements (excluding Forms S-8) or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such company securities are registered therein, until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) the date all of the Registrable Securities (as defined in Section 11.1) have been registered in an effective registration statement, or (ii) the Subscribers no longer hold any Securities.

(l)    Notices.  For so long as the Subscribers hold any Securities, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(m)  D&O Insurance.  For so long as the Subscribers hold any Securities, the Company will maintain D&O insurance for its Board of Directors.

(n) Assets of the Company.  For so long as the Subscriber are holders of the Common Stock, the Company will not transfer any assets that would have a material affect on the Company without the consent of the Subscribers.

(o)   Lockups.  For so long as the Subscribers are holders of any Securities, the Company will not release any holder its common stock that has executed a lock-up agreement with the company with the consent of a Majority in Interest of the Subscribers.  When used in this Agreement a Majority in Interest shall mean Subscribers holding a majority of the Common Stock issued and issuable pursuant to this Agreement.  No securities of the Company held by the Subscribers shall be subject to any lock-up agreement with the Company.

(p)   Increase to Authorization.  No later than May 3, 2010, the Company shall have increased the number of share it is authorized to issue to at least 2,000,000,000 shares.  Failure to timely increase the authorized shares to 2,000,000,000 shall be a material default hereunder.

10.  Covenants of the Company Regarding Indemnification.

(a)   The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Company or breach of any material representation or warranty by the Company in this Agreement or in any Exhibits or Schedules attached hereto or in any Transaction Document, or in any other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)   In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Registrable Securities (as defined herein).

(c)           The procedures set forth in Section 11.5 shall apply to the indemnification set forth in Section 10(a).

11.1. Registration Rights.  The Company hereby grants the following registration rights to holders of the Securities.

(i)  On one occasion, commencing 181 days after the Closing Date, but not later than two years after the Closing Date, upon a written request therefor from any record holder or holders of more than 50% of the Warrant Shares issued and issuable upon exercise of the outstanding Warrants to the Subscribers to the Offering, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Registrable Securities, as defined in Section 11.1(iv) hereof, which are the subject of such request for unrestricted public resale by the holder thereof.  For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are (A) registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or (D) which may be resold under Rule 144 without volume limitations. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten days after the Company gives such written notice (the final day of such 10-day response period is the “Registration Notice Date”).  Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

(ii)  If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least ten (10) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered (the final day of such 10-day response period is the “Registration Notice Date”), the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

(iii)  If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

(iv)  The Company shall file with the Commission a Form S-1 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act within 45 calendar days after the Closing Date (the “Filing Date”), and cause the Registration Statement to be declared effective not later than 90 days after the Closing Date (the “Effective Date”).  If the Commission does a full review of the Registration Statement, then the Effective Date shall be 180 days after the Closing Date.  The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 100% of the Common Stock and 100% of the Warrant Shares (the “Registrable Securities”).  The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber, pro rata, and not issued, employed or reserved for anyone other than each Subscriber.  The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.  Except as set forth on Schedule 11.1 or with the written consent of the Subscribers, no securities of the Company other than the Registrable Securities will be included in the Registration Statement.  If the Company fails to file the Registration Statement by the Filing Date or have the Registration Statement Declared Effective by the Effective Date then the Exercise Price of the Warrants shall be automatically reduced to $0.03 per share unless such failure or delay is attributable to a holder of Registrable Securities (i) not providing to the Company information required to be disclosed in the Registration Statement regarding such holder and its holdings of Company securities in accordance with Section 11.3 below, (ii) breaching or failing to comply with its obligations under this Section 11 or pursuant to the underwriting agreement entered into by such holder..

(v)           The amount of Registrable Securities required to be included in the Registration Statement as described in Section 11.1(iv) (“Initial Registrable Securities”) shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Common Stock which may be included in a single Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the 1933 Act but in any event not less than 140,000,000 shares of Common Stock.  In the event that less than all of the Registrable Securities are included in the Registration Statement as a result of the limitation described in this Section 11.1(v), then the Company will be required to file additional Registration Statements each registering the Rule 415 Amount (each such Registration Statement a “Subsequent Registration Statement”), seriatim, until all of the Registrable Securities have been registered.  The Filing Date and Effective Date of each such additional Registration Statement shall be, respectively, fourteen (14) and sixty (60) days (or one hundred twenty (120) days for any Subsequent Registration Statement on which the Commission does a full review) after the first day such Subsequent Registration Statement may be filed without objection by the Commission based on Rule 415 of the 1933 Act.

11.2. Registration Procedures.  If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)   subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11.1 with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify the Sellers  (by telecopier and by e-mail addresses provided by the Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) on or before the second  business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective;

(b)   prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of three (3) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c)   furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d)   use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)   list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)    notify the Sellers within twenty-four (24) hours of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(g)   provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers during reasonable business hours and upon prior notice of at least 5 business days,  and any attorney, accountant or other agent retained by the Sellers, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Sellers, attorney, accountant or agent in connection with such registration statement at such requesting Seller’s expense; and

(h) provide to the Sellers copies of the Registration Statement and amendments thereto five (5) business days prior to the filing thereof with the Commission.  Any Seller’s failure to comment on any registration statement or other document provided to a Seller or its counsel shall not be construed to constitute approval thereof nor the accuracy thereof.

11.3. Obligations of Subscribers.  In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4. Expenses.  All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.”  All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”  The Company will pay all Registration Expenses in connection with any registration statement described in Section 11.  Selling Expenses in connection with each such registration statement shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares included on behalf of the Seller relative to the aggregate number of shares included under such registration statement for all Sellers, or as all Sellers thereunder may agree.

11.5. Indemnification and Contribution.

(a)   In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.5(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b)   In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

(c)   Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission or delay so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.5(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.5(c), except and only if and to the extent the indemnifying party is prejudiced by such omission or delay. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.5(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnified party may agree to the settlement of any claim, or potential claim for which indemnification may be sought, without the prior written consent of the indemnifying party.

(d)   In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.5 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.5; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

11.6. Delivery of Unlegended Shares.

(a)   Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a written notice that Warrant Shares or any other Common Stock held by Subscriber has been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, (iv) complete delivery instructions, and (v) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(i) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11.6 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.6 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares subject to such default at a price per share equal to 110% of the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)   In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.6  and the Company is required to deliver such Unlegended Shares pursuant to Section 11.6, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)   In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest.  The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

11.7. In the event commencing six months  after the Closing Date and ending thirty (30) months thereafter, the Subscriber is not permitted to resell any of the Common Stock without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings by the required filing dates, except for Subscriber’s status as an Affiliate or “control person” of the Company or as a result of a change in current applicable securities laws, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each full thirty days an amount equal to 1% of the Purchase Price of the Common Stock subject to such 144 Default.   Liquidated Damages shall not be payable pursuant to this Section 11.7 in connection with Shares for such times as such Shares may be sold by the holder thereof without volume or other restrictions  pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12. (a)         Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) as such plans are constituted on the Closing Date, and (iv) upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms in effect on the Closing Date which are described on Schedule 5(d), (collectively, the foregoing (i) through (iv) are “Excepted Issuances”), if at any time the Subscribers are holders of the Common Stock, the Company shall issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Share Purchase Price (as appropriately adjusted for any stock splits, reverse stock splits, reclassifications, combinations or similar events), then the Company shall issue to the Subscriber additional shares of its common stock so that the average Share Purchase Price of the total shares of Common Stock issued to the Subscriber shall be equal to the Lower Price Issuance.  Common stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The rights of Subscribers set forth in this Section 12 are in addition to any other rights the Subscribers have pursuant to any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

(b)   Maximum Exercise of Rights.  In the event the exercise of the rights described in Section 12(a) would or could result in the issuance of an amount of Common Stock of the Company to the Subscriber, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as a Subscriber notifies the Company that such Subscriber is able to beneficially own such Common Stock without exceeding 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company.  Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

13. Miscellaneous.

(a)   Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Intellect Neurosciences, Inc., 7 West 18th Street New York, NY 10011, Attn: Elliot Maza, CFO, facsimile: (212) 448-9600, with a copy to:  Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, Attn: Harvey Kersner, Esq., facsimile: (212) 930-9725; and (ii) if to a Subscriber, to: the address and facsimile number indicated on the signature pages hereto, with an additional copy by facsimile only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, facsimile: (212) 697-3575.

(b)   Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and this Agreement may be amended only by a writing executed by such parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.  No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers holding shares of Common Stock purchased pursuant to this Agreement at the time of such assignment.

(c)   Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)   Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)   Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, the Company hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)    Damages.  In the event a Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)   Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(h)   Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(i)    Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(j)    Calendar Days.  All references to “days” in the Transaction Documents (as hereinafter defined) shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

INTELLECT NEUROSCIENCES, INC.
a Delaware corporation

By:
Name:
Title:

Dated: April __, 2010

SUBSCRIBER	PURCHASE PRICE	NOTE	COMMON STOCK	WARRANT SHARES
ALPHA CAPITAL ANSTALT	$800,000	$200,000	20,000,000	80,000,001
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196

By: Konrad Ackerman
Its: Director

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

INTELLECT NEUROSCIENCES, INC.
a Delaware corporation

By:
Name:
Title:

Dated: April __, 2010

SUBSCRIBER	PURCHASE PRICE	NOTE	COMMON STOCK	WARRANT SHARES
BARRY HONIG	$250,000	$62,500	6,250,000	24,999,999
595 South Federal Highway, Suite 600
Boca Raton Florida 33432
Fax: (561) 544–2456

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

INTELLECT NEUROSCIENCES, INC.
a Delaware corporation

By:
Name:
Title:

Dated: April __, 2010

SUBSCRIBER	PURCHASE PRICE	NOTE	COMMON STOCK	WARRANT SHARES
MARLIN CAPITAL MARKETING, LLC	$500,000	$125,000	12,500,000	50,000,001
595 S. Federal Highway, Suite 600
Boca Raton, FL 33432
Fax: (561) 544–2456
Attn: Barry Honig, Manager

By: Barry Honig
Its: Manager

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

INTELLECT NEUROSCIENCES, INC.
a Delaware corporation

By:
Name:
Title:

Dated: April __, 2010

SUBSCRIBER	PURCHASE PRICE	NOTE	COMMON STOCK	WARRANT SHARES
ELLIS INTERNATIONAL, LTD.	$150,000	$37,500	3,750,000	15,000,00
53rd Street Urbanizacion Obarrio
Swiss Tower, 16th Floor
Panama, Republic of Panama
Fax: (516) 887–8990

By: Mendy Sheen
Its: Director

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (E)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

INTELLECT NEUROSCIENCES, INC.
a Delaware corporation

By:
Name:
Title:

Dated: April __, 2010

SUBSCRIBER	PURCHASE PRICE	NOTE	COMMON STOCK	WARRANT SHARES
LANE VENTURES, INC.	$50,000	$12,500	1,250,000	5,000,001
c/o LH Financial Services, Corp.
150 Central Park South, Second Floor
New York, NY 10019
Fax: (212) 586-2844

By: Joseph Hammer
Its: President

 SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (F)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

INTELLECT NEUROSCIENCES, INC.
a Delaware corporation

By:
Name:
Title:

Dated: April __, 2010

SUBSCRIBER	PURCHASE PRICE	NOTE	COMMON STOCK	WARRANT SHARES
Frontier Charitable Remainder Trust	$70,000	$17,500	1,750,000	2,333,333
c/o: Madonia & Pilles & Co.
30 Outwater Lane
Garfield NJ 07026
Fax: ()

By: Nick Madonia
Its: Trustee

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

INTELLECT NEUROSCIENCES, INC.
a Delaware corporation

By:
Name:
Title:

Dated: April __, 2010

SUBSCRIBER	PURCHASE PRICE	NOTE	COMMON STOCK	WARRANT SHARES
Carl W. Grover	$500,000	$125,000	12,500,000	50,000,001
1010 S. Ocean Blvd. #1017
Pompano Beach, FL 33062
Fax: (954) 784-5196

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B-1	Form of Class A Warrant

Exhibit B-2	Form of Class B Warrant

Exhibit B-3	Form of Class C Warrant

Exhibit C	Form of Escrow Agreement

Exhibit D	Form of Security Agreement

Exhibit E	Form of Subsidiary Guaranty

Exhibit F	Form of Legal Opinion

Schedule I	Subscribers Investment

Schedule 5(d)	Capitalization and Additional Issuances

Schedule 5(f)(iii)	Securities subject to anti-dilution rights

Schedule 5(f)(iv)	Securities that have registrations rights

Schedule 5(k)	Debt that impact the Solvency Representation

Schedule 5(x)	Transfer Agent

Schedule 9(e)	Use of Proceeds

Schedule 11.1	Registration Rights

Schedule I

Investor	Purchase Price	Note	Shares	W1	W2	W3	Total Warrants
Alpha	$800,000.00	$200,000.00	20,000,000	26,666,667	26,666,667	26,666,667	80,000,001
Marlin	$500,000.00	$125,000.00	12,500,000	16,666,667	16,666,667	16,666,667	50,000,001
Honig	$250,000.00	$62,500.00	6,250,000	8,333,333	8,333,333	8,333,333	24,999,999
Ellis	$150,000.00	$37,500.00	3,750,000	5,000,000	5,000,000	5,000,000	15,000,000
Lane	$50,000.00	$12,500.00	1,250,000	1,666,667	1,666,667	1,666,667	5,000,001
Grover	$500,000.00	$125,000.00	12,500,000	16,666,667	16,666,667	16,666,667	50,000,001
Frontier	$70,000.00	$17,500.00	1,750,000	2,333,333	2,333,333	2,333,333	6,999,999
Total	$2,320,000.00	$580,000.00	58,000,000	77,333,334	77,333,334	77,333,334	232,000,002

Intellect Neurosciences, Inc.
Subscription Agreement Disclosure Schedules